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                         [HUNTON & WILLIAMS LETTERHEAD]

                                                                     EXHIBIT 5.1


                                                  HUNTON & WILLIAMS LLP
                                                  RIVERFRONT PLAZA, EAST TOWER
                                                  951 EAST BYRD STREET
                                                  RICHMOND, VIRGINIA 23219-4074

                                                  TEL  804 - 788 - 8200
                                                  FAX  804 - 788 - 8218

January 23, 2006

Board of Trustees
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268

                        WINDROSE MEDICAL PROPERTIES TRUST
                 4,000,000 COMMON SHARES OF BENEFICIAL INTEREST

Ladies and Gentlemen:

We have acted as counsel to Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the Company's Registration Statement on Form S-3 filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the Company's registration of up to 4,000,000 common shares of beneficial interest, par value $0.01 per share (the "Shares"), issuable in connection with the Company's Direct Stock Purchase and Dividend Reinvestment Plan (the "Plan").

In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and certificates and verbal communications of public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

The opinion set forth in this letter is based upon and are limited solely to the laws of the State of Maryland, and we express no opinion herein concerning the laws of any other jurisdiction. We express no opinion as to the applicability or effect of any federal or state securities laws, including the laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is


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[HUNTON & WILLIAMS]

Board of Trustees
Windrose Medical Properties Trust
January 23, 2006
Page 2

expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland; and

         2. The issuance of the Shares has been duly authorized by the Company and, when and to the extent issued and delivered against payment therefor in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.


                                Very truly yours,


                                /s/ Hunton & Williams LLP